Exhibit 5 Form of Application

Vanguard Variable Annuity Application

Application to: Monumental Life Insurance Company. Home office: 4333 Edgewood Road NE, Cedar Rapids, IA 52499.

For: A Flexible-Premium Variable Annuity

Return this form and any other required documents in the postage-paid envelope provided, or mail to Vanguard® Annuity and Insurance Services, P.O. Box 1105, Valley Forge, PA 19482-1105. For overnight delivery, mail to The Vanguard Group, 455 Devon Park Drive, Wayne, PA 19087-1815.

IMPORTANT INFORMATION ABOUT ISSUING A NEW CONTRACT. Monumental Life Insurance Company requires from each person who applies for a contract certain personal information—including name, street address, and date of birth among other information—that will be used to verify identity. If you do not provide us with this information, or we are not able to verify your identity, the contract will not be issued.

Please complete and return this application unless you are a resident of one of the following states: Florida, New Hampshire, New York, and Oregon. If you are a resident of one of these states, please call us to get the appropriate application.

Please do not use this form to open an individual retirement account (IRA), 403(b)(7) plan account, or an account in any Vanguard mutual fund. Please call us for the correct forms.

For applicants in Arizona

Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for any reason you are not satisfied with the contract, you may return it within 30 days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any amounts allocated to any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

For help with this form or for more information, call 800-522-5555.

[GRAPHIC APPEARS HERE] 1. Contract Owner Information The information you provide below will appear on your new Annuity Contract exactly as it appears here. Important: If you are transferring an existing Contract to Vanguard through a 1035 exchange, the Contract Owner information below must match the Contract Owner information as it appears on the Contract you are transferring. If the Contract Owner is a trust, send us, with this form, copies of the pages of the trust agreement showing the trust’s name, date of the trust, the trustees’ names, and their signatures (if you are a resident of Indiana or Arizona, a copy of the entire document is required). Call 800-522-5555 if you need assistance.

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Name (first, middle initial, last) If trust, name of trust agreement Male Female Citizenship

[GRAPHIC APPEARS HERE] U.S.

[GRAPHIC APPEARS HERE] Resident

[GRAPHIC APPEARS HERE] Nonresident If you are not a U.S. citizen, provide your country of Citizen Alien Alien citizenship________________.

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Birth Date or Date of Trust Agreement (month, day, year)

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Social Security Number or Employer Identification Number Individual Taxpayer Identification Number (if a trust) (if a resident alien)

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Street Address (Residential address must be completed. A P.O. box or rural route number is not acceptable.)

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City State* Zip

Mailing Address if Different From Above (used both as the contract’s address of record and for all contract mailings)

City State Zip

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Daytime Telephone Number Evening Telephone Number *This will be the state under whose laws your contract is issued.

[GRAPHIC APPEARS HERE] Check here if the Owner is a minor and the contract is to be registered under the Uniform Gifts/Transfers to Minors Act (UGMA/UTMA). UGMA/UTMA contracts will be registered using the minor’s Social Security number. Fill in the name of the state below, and provide all the following information on the minor’s custodian.

This gift or transfer is being made under the ____________________________ (name of state) Uniform Gifts/Transfers to Minors Act.

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Name of Custodian (first, middle initial, last)

Male

Female

Citizenship

U.S.ResidentNonresidentIf you are not a U.S. citizen, provide your country of citizenship

CitizenAlienAlien

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Birth Date or Date of Trust Agreement (month, day, year)

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Social Security Number Individual Taxpayer Identification Number

(if a resident alien)

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Street Address (Residential address must be completed. A P.O. box or rural route number is not acceptable.)

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City State Zip

Daytime Telephone Number Evening Telephone Number

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[GRAPHIC APPEARS HERE] 2. Joint Contract Owner Information If there is a Joint Owner, please provide all information requested. If there is no Joint Owner, leave this section blank. If the Contract Owner is a trust, a Joint Owner is not permitted. If this is a rollover to a Qualified Contract, a Joint Owner is not permitted.

Name (first, middle initial, last)MaleFemale

CitizenshipU.S.ResidentNonresidentIf you are not a U.S. citizen, provide your country ofcitizenship

CitizenAlienAlien

Birth Date or Date of Trust Agreement (month, day, year)

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Social Security Number Individual Taxpayer Identification Number

(if a resident alien)

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Street Address (Residential address must be completed. A P.O. box or rural route number is not acceptable.)

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City State Zip

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Daytime Telephone Number Evening Telephone Number

[GRAPHIC APPEARS HERE] 3. Annuitant Information The Annuitant is the person on whose life expectancy the Annuity Payments are based. If the Annuitant is the same person as the Contract Owner, simply check the box labeled “Same as Contract Owner.” If this is a rollover to a Qualified Contract, the Annuitant must be the same as the Contract Owner.

[GRAPHIC APPEARS HERE] Same as Contract Owner. Skip to Section 4.

Name (first, middle initial, last) Male Female

Street Address

City State Zip

Birth Date (month, day, year)

Social Security Number Individual Taxpayer Identification Number

(if a resident alien)

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Daytime Telephone Number Evening Telephone Number

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[GRAPHIC APPEARS HERE] 4. Joint Annuitant Information If there is a Joint Annuitant, this section must be completed. If the Joint Annuitant is the same person as the Joint Owner, simply check the box labeled “Same as Joint Owner.” If there is no Joint Annuitant, leave this section blank.

Same as Joint Owner. Skip to Section 5.

Name (first, middle initial, last) Male Female

Street Address

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City State Zip

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Birth Date (month, day, year)

Social Security Number Individual Taxpayer Identification Number

(if a resident alien)

Daytime Telephone Number Evening Telephone Number

[GRAPHIC APPEARS HERE] 5. Annuitant’s Beneficiaries The beneficiary receives the death benefit of the Contract when the Annuitant dies. The beneficiary and the Annuitant cannot be the same person. Use whole percentages; they must add up to 100%.

Primary Beneficiary(ies)

Name (first, middle initial, last)

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Birth Date (month, day, year) Social Security Number Relationship % of Benefit

Name (first, middle initial, last)

Birth Date (month, day, year) Social Security Number Relationship % of Benefit

Name (first, middle initial, last)

Birth Date (month, day, year) Social Security Number Relationship % of Benefit

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Secondary Beneficiary(ies) You may designate a secondary beneficiary below. This person(s) will become the primary beneficiary if the primary beneficiary dies before the Annuitant.

Name (first, middle initial, last)

Birth Date (month, day, year) Social Security Number Relationship % of Benefit

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Birth Date (month, day, year) Social Security Number Relationship % of Benefit

[GRAPHIC APPEARS HERE] 6. Contract Owner’s Designated Beneficiary Complete this section only if the Contract Owner and the Annuitant are different persons.

In the space below, please name the individual who will receive the accumulated value of the Contract if the Contract Owner dies before the income date.

Name (first, middle initial, last)

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Birth Date (month, day, year) Social Security Number Relationship

[GRAPHIC APPEARS HERE] 7. Death Benefit Select one of the Death Benefit options below. Upon the Annuitant’s death, the Annuitant’s beneficiary will receive the benefit provided under that option. In making your selection, you agree to pay the mortality and expense fee associated with that option and confirm that you have read and understand the Death Benefit section of the prospectus. Note: This is your only opportunity to choose the Return of Premium Option or the Annual “Step-Up” Option. If you do not check any of the boxes below, you will receive the Accumulated Value Option. Call 800-522-5555 if you have questions.

[GRAPHIC APPEARS HERE] Accumulated Value Option. The Annuitant’s beneficiary will receive the accumulated value of your Contract upon the Annuitant’s death. The total annual mortality and expense risk fee is currently 0.195%.

[GRAPHIC APPEARS HERE] Return of Premium Option. The Annuitant’s beneficiary will receive the greater of the accumulated value or the sum of your contributions (less adjusted partial withdrawals and premium taxes, if any). The total annual mortality and expense risk fee is currently 0.245%. This includes the 0.195% fee plus 0.05%, of which 0.0125% will be deducted per Contract quarter. You may select this option only if the Annuitant (and Joint Annuitant, if applicable) is age 75 or younger.

Annual “Step-Up” Option. The Annuitant’s beneficiary will receive whichever is greatest: the accumulated value of your Contract, the sum of your contributions (less adjusted partial withdrawals and premium taxes, if any), or an annual “step-up” amount equal to the highest accumulated value recorded on any Contract anniversary until the Annuitant reaches age 80, plus any subsequent contributions (less adjusted partial withdrawals and premium taxes, if any). The total annual mortality and expense risk fee is currently 0.315%. This includes the 0.195% fee plus 0.12%, of which 0.03% will be deducted per contract quarter. You may select this option only if the Annuitant (and Joint Annuitant, if applicable) is age 69 or younger.

VVAPP 1108

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[GRAPHIC APPEARS HERE] 8. Guaranteed Lifetime Withdrawal Benefit You can choose to add a Guaranteed Lifetime Withdrawal Benefit (GLWB) as a rider to your Contract by completing this section and by allocating a portion of your initial premium payment to one or more of the Designated Investment Options eligible for the GLWB that are listed in Section 9.

The GLWB provides a guaranteed lifetime income for you and, if applicable, a Joint Annuitant. The level of income depends on the Annuitant’s attained age at the time of the first withdrawal as well as the amount allocated to the Designated Investment Options eligible for the GLWB. The more assets you allocate to the Designated Investment Options, the larger the income.

Although the performance of a Designated Investment Option will not affect the level of income, lifetime payments can change: They may decrease if the Contract Owner reduces, through withdrawals or transfers from a Designated Investment Option, the amount allocated to a Designated Investment Option for the benefit, or they may increase through market appreciation, or if additional amounts are allocated to a Designated Investment Option for the benefit.

Call 800-522-5555 if you have questions.

Check here if you do not want this option. You can elect it at a later time.

To add the GLWB, choose an annuity type.

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Joint (Also complete Section 4. If the GLWB is selected, the Annuitant’s spouse must be designated as Joint

Owner and Joint Annuitant.)

If you choose the GLWB, the following charges will apply:

Annual Charge for the GLWB (percentage of assets, charge assessed quarterly) Single Joint

0.70% 1.00%

[GRAPHIC APPEARS HERE] 9. Your Initial Premium Payment You may allocate your initial premium payment of at least $5,000 to any of the Portfolios listed in this section. Future premium payments will be based on that allocation unless you request a different allocation. If you want the Guaranteed Lifetime Withdrawal Benefit—see Section 8—you must allocate some portion of your initial premium to one of three Designated Investment Options: Balanced, Conservative Allocation, or Moderate Allocation. You can, of course, allocate premiums to these Designated Investment Options even if you do not elect the benefit.

Indicate the percentage of your initial premium payment that you wish to allocate to each Portfolio or Designated Investment Option. Use whole percentages; they must add up to 100%.

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Note: If you do not specify any Portfolios or Designated Investment Options, or if your investment does not meet the minimum $1,000 requirement for each Portfolio or Designated Investment Option, that money will be invested in the Money Market Portfolio. For details about each Portfolio or Designated Investment Option, read the Portfolio Profiles section of the Vanguard Variable Insurance Fund prospectus, which is attached to the enclosed Vanguard Variable Annuity prospectus.

Money Market Portfolio (64) Short-Term Invest-Grade Portfolio (144) Total Bond Market Index Portfolio (67) High Yield Bond Portfolio (146) Income Allocation Portfolio (XXX) Balanced Portfolio* (69) Conservative Allocation Portfolio* (XXX) Moderate Allocation Portfolio* (XXX) Growth Allocation Portfolio (XXX) REIT Index Portfolio (147)Equity Income Portfolio (8) Diversified Value Portfolio (145) Total Stock Market Index Portfolio (604) Equity Index Portfolio (68) Mid-Cap Index Portfolio (143) Growth Portfolio (10) Capital Growth Portfolio (603) Small Company Growth Portfolio (160) International Portfolio (86) Total: 10

*Designated Investment Option eligible for GLWB.10. Your Method of Purchase You can establish your Vanguard Variable Annuity Contract by selecting one of the options below: a 1035 exchange, a check made payable to Monumental Life Insurance Company, a wire transfer, or a redemption of shares from an existing Vanguard mutual fund account. Fund shares will be redeemed at their net asset value on the date of redemption.

If the Vanguard fund account registration and the Contract registration as shown in Sections 1 and 2 are not identical (e.g., names, initials, abbreviations, taxpayer identification numbers), a signature guarantee will be required. A signature guarantee can be obtained from a bank that is a member of the Federal Deposit Insurance Corporation (FDIC), a trust company, or a member of a stock exchange. A signature guarantee cannot be provided by a notary public.

1035 exchange

Check for $ , , .

(payable to Monumental Life Insurance Company) is enclosed.

Wire transfer for $ , , .

. I understand that if I select this option, Vanguard Annuity and Insurance Services will contact me with instructions.

Redeem $ , , . from my Vanguard fund account listed below:

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Fund Name Account Number

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Signature of Account Owner (for redemptions only) Signature of Joint Account Owner

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Signature Guaranteed By (applies to all signatures in this section) :

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Bank Name

Signature of Bank Officer

Authorized Officer to Place Stamp Here

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Date (month, day, year)

Applies to all signatures in Section 10

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11.

Replacement Annuity If you wish to exchange one or more nonqualified annuities or life insurance policies from other companies, check the box below marked “Yes,” then complete the 1035 Exchange Assignment Form and return it with this form. Note that the existing annuities or life insurance policies must have a combined value of $5,000 or more. If you are not making an exchange, check the box marked “No.”

Will this annuity replace, change, or result in the discontinuance of any life insurance or annuity contract from any company?

Yes

No If Yes, I have given the company name and policy information below:

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Company Name

$Policy NumberValue

Company Name

$Policy NumberValue

Company Name

$Policy NumberValue

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[GRAPHIC APPEARS HERE] 12. Is This a Rollover? Complete this section only if you wish to roll over qualified funds from an employer-sponsored retirement plan, individual retirement account, or qualified annuity. To find out if your assets are eligible for a tax-free rollover, please consult your employer or custodian. Note: Additional forms may be required to complete your rollover. Please call us at 800-522-5555 for details.

My initial premium payment is a rollover of a distribution from a qualified employer-sponsored retirement plan, qualified individual retirement account, or qualified annuity, and I intend to establish this annuity as a Qualified Contract.

Company/Custodian Name

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Contract or Policy Number Value

[GRAPHIC APPEARS HERE] 13. Telephone Transfer Authorization If you or the Joint Owner wish to use the telephone to request asset transfers among the annuity Portfolios, please check the box below.

[GRAPHIC APPEARS HERE] I authorize Monumental Life Insurance Company to honor my telephone instructions to make transfers among the various Portfolios. In the event this Contract is owned by more than one Owner, I understand that Vanguard will accept telephone instructions from any one Owner. I hereby acknowledge that all telephone instructions given pursuant to this Authorization are subject to the conditions set forth in the prospectus and that neither Monumental Life Insurance Company nor The Vanguard Group, Inc. will be liable for any loss, liability, cost, or expense for acting in accordance with such instructions believed by them to be genuine and in accordance with the procedures set forth in the prospectus.

[GRAPHIC APPEARS HERE] 14. Signatures All Owners must sign exactly as their names appear in Sections 1 and 2.

I acknowledge receipt of a current prospectus, declare that all statements in this Application are true to the best of my knowledge and belief, and agree that this Application shall be a part of the Annuity Contract issued by Monumental Life Insurance Company. I understand that all payments and values provided by the Contract may vary as to dollar amount to the extent they are based on the investment experience of the selected Portfolio(s).

With this in mind, I feel the Contract applied for will meet anticipated financial needs.

I understand and further agree that:

Unless I have notified the Company of a community or marital property interest in this contract, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

This application is subject to acceptance by Monumental Life Insurance Company. If this application is rejected for any reason, Monumental Life Insurance Company will be liable only for return of purchase payment paid.

Federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security number or tax identification number, and any other information necessary to sufficiently identify each customer. Failure to provide this information could result in the annuity contract not being issued, transactions being delayed or unprocessed, or the annuity contract being terminated.

[GRAPHIC APPEARS HERE] I would like to receive a copy of the Vanguard Variable Insurance Fund’s Statement of Additional Information.

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I have read the fraud disclosure statements on the last page of this application.

The accumulation values under the variable accumulation provisions of the Contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

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Owner’s Signature (if trust, signature of authorized trustee) Date (month, day, year)

Joint Owner’s Signature Date (month, day, year)

Signed At (city, state)

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Fraud and disclosure statements

Note: This page must be returned with your completed application

For applicants in Arkansas, Louisiana, Maine, New Mexico, Ohio, Oklahoma, Tennessee, and West Virginia

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in Colorado

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in Kentucky

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For applicants in Maryland

Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit, or who knowingly and willfully presents false information in an application for insurance, is guilty of a crime and may be subject to fine and confinement in prison.

For applicants in Pennsylvania

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For applicants in Virginia

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

For applicants in Washington

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

For applicants in Washington, D.C.

WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

VVAPP 1108

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© 2008 The Vanguard Group, Inc. All rights reserved.

ZVAM 112008